SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934
                          Date of Report: July 24, 2003


                             The Topps Company, Inc.
             (Exact name of registrant as specified in its charter)


        Delaware                      001-15817            11-2849283
(State or other jurisdiction    (Commission File No.)   (I.R.S. Employer
    of corporation)                                    Identification No.)


     One Whitehall, New York, NY                             10004
(Address of principal executive offices)                   (Zip Code)


                                 (212) 376-0300
               Registrant's telephone number, including area code


                                       N/A
          (Former name or former address, if changed since last report)



Pursuant to the requirements of the Securities Exchange Act of 1934, The Topps Company, Inc., a Delaware corporation (the "Company"), hereby files this Current Report on Form 8-K describing its acquisition of Wizkids, LLC, a Delaware limited liability company ("Wizkids"). This Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties relating to this acquisition, and actual results and developments may differ materially from those described in this Current Report. For information about the Company and risks relating to investing in the Company, refer to the Company's most recent quarterly report on Form 10-Q and annual report on Form 10-K.


Item 2.  Acquisition or Disposition of Assets

On July 9, 2003, The Topps Company, Inc., a Delaware corporation (the "Company") acquired Wizkids, LLC, a Delaware limited liability company ("WizKids"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 23, 2003, by and among Wizkids, the Company, Topps Enterprises, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Enterprises"), Topps Finance, Inc., a Delaware corporation and a wholly owned subsidiary of Enterprises, and, solely for the purposes of accepting his appointment as member representative under Section 11.01(b) of the Merger Agreement, Jordan K. Weisman, for approximately $29.5 million in cash (the "Merger"). To consummate the Merger, Wiztops, LLC, a wholly owned subsidiary of Enterprises, was merged with and into WizKids with WizKids surviving as a wholly owned indirect subsidiary of the Company.

The press release  announcing  consummation  of the  transaction  is attached as
Exhibit 99.1 and incorporated herein by reference.

Item 7  Financial Statements, Pro Forma Financial Information

(a)  Financial Statements of Business Acquired.

In accordance with Item 7(a)(4) for Form 8-K, the Registrant intends to file such financial information as an amendment to this Form 8-K within 60 days of the date this 8-K is required to be filed.

(b)  Pro Forma Financial Information

In accordance with Item 7(b)(2) for Form 8-K, the Registrant intends to file such financial information as an amendment to this Form 8-K within 60 days of the date this 8-K is required to be filed.

(c)  Exhibits

2.1 Agreement and Plan of Merger dated as of June 23, 2003, by and among WizKids, the Company, the Holding Company, Finance and, solely in his capacity as the Member Representative and solely for purposes of accepting his appointment as Member Representative under Section 11.01(b) of the Merger Agreement, Jordan K. Weisman.

10.1 Employment Agreement, dated as of July 9, 2003, between Wizkids, LLC, a Delaware limited liability company (the "Company"), Jordan K. Weisman (the "Executive"), and, for the purposes of Sections 3(d) and 6(f) only, the Company ("Jordan Weisman Employment Agreement").

99.1 Press Release, dated as of July 9, 2003, announcing consummation of the transaction.

The Company has not, with the exception of the Jordan Weisman Employment Agreement, included any exhibits or schedules to the Merger Agreement in Exhibit
2.1 filed herewith. The Company agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to the Merger Agreement upon request by the Commission.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


The Topps Company, Inc.
Registrant

By:  /s/ Catherine Jessup
     --------------------
         Catherine Jessup
      Vice President, CFO


Date:  July 24, 2003